SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  January 14, 2005
(Date of earliest event reported)

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28559	36-4408076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

200 South Wacker Drive, Suite 1200
Chicago, Illinois  60606
(Address of Principal Executive Offices)

(312) 660-5000
Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events

As previously disclosed, on August 4, 2004, the Company and four affiliates filed a voluntary petition for relief under Chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois.  A complete listing of all motions filed in the bankruptcy case may be accessed through the United States Bankruptcy Court for the Northern District of Illinois pacer system (https://ecf.ilnb.uscourts.gov/) using case number 04-B28747 and associated cases.  The Company remains in possession of its assets and properties and continues to operate its businesses as a “debtor-in-possession” pursuant to Section 1107(a) and 1108 of the Bankruptcy Code.

Additionally, as previously disclosed, the Company does not intend to continue filing annual and periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In lieu of filing its annual and periodic reports under the Exchange Act, the Company plans to file its monthly operating reports filed with the Bankruptcy Court (the “Operating Reports”).  Accordingly, the Company is filing its Operating Report for the period of December 1, 2005 to December 31, 2005, which was filed with the Bankruptcy Court on January 17, 2005.

Unrelated to the above matter and as also has been previously disclosed, the Company and certain of its former directors and officers are defendants in (1) an action pending in the United States District Court for the Eastern District of Texas, In re Universal Access, Inc. Securities Litigation, Civil Action No. 9:02-CV-103 (“the “Texas Action”), and (2) an action pending in the United States District Court for the Southern District of New York, In re: Initial Public Offering Securities Litigation (the “IPO Laddering Action”).  On January 14, 2005, the bankruptcy court entered an order at the request of certain of the Company’s insurers under designated directors and officers liability insurance policies.  The order terminated the automatic stay imposed by Section 362(a) of the Bankruptcy Code so as to permit the insurers under these policies to reimburse any present and future loss, including a proposed $11 million settlement of the Texas Action and any costs, charges and expenses incurred by the Company’s directors and officers in connection with the Texas Action and IPO Laddering Action, subject to a complete reservation of rights, privileges and defenses of the insurers under the policies and any applicable law.

The settlement of both the Texas Action and the IPO Laddering Action remains subject to obtaining various agreements and approvals, including the approval of each court hearing the applicable action.  The Company is unable to determine whether or when either settlement will be approved or finalized.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description

99.1	Operating Report for the period of December 1, 2005 to December 31, 2005, filed with the U.S. Bankruptcy Court for the Northern District of Illinois on January 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

	By:	/s/ Randall R. Lay
	Its:	Chief Executive Officer